Exhibit 99.2

SilverBox Engaged Merger Corp I Issues Letter to
Investors and Partners Regarding Proposed
Combination with Black Rifle Coffee Company

November 02, 2021 [06:10] AM Eastern Daylight Time

AUSTIN, TX--(BUSINESS WIRE)--SilverBox Engaged Merger Corp I (NASDAQ: SBEA) today issued the following open letter to its investors and partners:

Dear Investors and Partners,

We are very pleased to announce that SilverBox Engaged Merger Corp I (“SBEA,” “SilverBox-Engaged” or “we”) has agreed to enter into a business combination with Black Rifle Coffee Company (“BRCC” or the “Company”). By combining with BRCC, we believe we are providing a unique opportunity to become shareholders of a dynamic, high-growth and mission-oriented consumer business that has valuable recurring revenue and a long runway for expansion in a $45 billion addressable market. Based on four months of exhaustive analysis and diligence, we firmly believe BRCC can be a source of exceptional long-term returns as well as a catalyst for positive impact within the often-underserved veteran and first responder communities.

The SilverBox-Engaged team has a proven track record of helping companies achieve superior value in the public markets. We want to underscore that our principals took a deliberate, thoughtful approach to reaching this merger with BRCC. Rather than attempting to hastily execute a transaction, as some SPACs have done, or languishing, as others have done, we focused on balancing urgency and selectivity throughout our investment screening process. We identified and evaluated roughly 200 quality merger candidates before selecting BRCC as the ideal target and opportunity. We subsequently devoted considerable effort, time and resources to robust due diligence before negotiating and entering into a definitive agreement with BRCC, allowing us to announce this high-quality transaction about eight months after SBEA’s initial public offering.

This transaction, which represents a significant milestone for all of our team members and stakeholders, also reflects our focus on fulfilling the important commitments made to you during our roadshow. These include:

1.	We would treat our investors as partners – not counterparties;

2.	We would look to buy fundamentally sound companies with strong growth trajectories – not businesses that were so early stage that they had no real track records; and

3.	As an experienced SPAC sponsor, we would draw on our team’s deep expertise and leverage our partners’ additive capabilities and relationships.

Maintaining investor confidence and trust will always be our top priority. In this spirit, we are taking the opportunity to elaborate on how we have executed on our commitments in recent months:

•	PARTNERS, NOT COUNTERPARTIES. Our belief in BRCC and its talented team of aligned leaders is so high that we are investing more than $100 million into this transaction via a forward purchase agreement with Engaged Capital and through the infusion of additional capital from SilverBox-Engaged’s principals. Moreover, we are further aligning our interests with shareholders by subjecting 7.5% of our founder shares to forfeiture if the combined company’s share price does not appreciate at least 50% and another 7.5% to forfeiture if the price does not appreciate at least 100%. Additionally, BRCC’s founders and management team share our belief in partnership and are subjecting 20 million shares to forfeiture if the same return thresholds are not achieved. Lastly, SilverBox-Engaged’s principals will donate more than 430,000 shares, or $4.3 million at $10 per share to the BRCC Fund, reflecting our support for BRCC’s mission to hire and support veterans and first responders.

•	A FUNDAMENTALLY STRONG COMPANY WITH RECURRING REVENUE AND SIGNIFICANT GROWTH POTENTIAL. BRCC is a digitally native, omni-channel business that is serving a loyal customer base in a massive addressable market. With projected revenues of more than $230 million in 2021 and $311 million in 2022, we believe BRCC already has the right foundation for sustainable growth. The Company benefits from a proven management team, high consumer loyalty, a relentless focus on execution and a mission-driven philosophy that resonates with a growing number of coffee drinkers. Further, with a capital efficient financial model, attractive gross margins, and significant white space in targeted geographic markets, we expect that BRCC will be able to sustain meaningful revenue growth while continuing to pragmatically expand operations across high-potential regions.

•	INNOVATIVE INSTITUTIONAL EXECUTION. With our partners at Engaged Capital, we have created an innovative backstop structure that eliminates the risk of a successful closing to both BRCC and our existing investors. With up to $300 million of capital committed through a PIPE and backstop, the minimum cash condition that we agreed to with the Company is already met. Engaged Capital has committed $100 million to this structure to provide significant institutional leadership. Therefore, BRCC will have sufficient capital to support the growth plans laid out in the Company’s roadshow.

After completing months of due diligence, we have significant conviction in the quality of this opportunity. We look forward to having you join us in this investment, which presents a compelling opportunity to realize attractive financial returns while supporting our military, veterans and first responders.

On behalf of the entire SilverBox-Engaged team, we thank you for your partnership and support.

Sincerely,

Joe Reece

Executive Chairman

Steve Kadenacy

Chief Executive Officer

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About SilverBox Engaged Merger Corp I and SilverBox Capital

SilverBox Engaged Merger Corp I (“SBEA” or “SilverBox-Engaged”) is a special purpose acquisition company (“SPAC”) formed as a part of a long-term vision shared by SilverBox Capital LLC and Engaged Capital LLC to create an institutional platform intended to sponsor a series of SPACs. SBEA completed its $345 million initial public offering in March 2021 and its stock currently trades on NASDAQ under the ticker “SBEA.” The SilverBox-Engaged team, together with a robust advisory group of well-known seasoned operating executives from varied industries, provides collective multi-faceted expertise, investing and operating experience, and a broad network of relationships to source, evaluate, and execute potential transactions. Learn more at www.sbcap.com.

About Engaged Capital

Engaged Capital, LLC (“Engaged Capital”) is an investment advisor with a private equity-like investing style in the U.S. public equity markets. Engaged Capital seeks to help build sustainable businesses that create long-term shareholder value by engaging with and bringing an owner’s perspective to the managements and boards of undervalued public companies and working with them to unlock the embedded value within their businesses. Engaged Capital manages approximately $1.5 billion of institutional capital with a focus on delivering superior, long-term, risk-adjusted returns for our limited partners. Engaged Capital was established in 2012 and is based in Newport Beach, California. Learn more at www.engagedcapital.com.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Authentic Brands, LLC (the “Company”) or SBEA. Forward-looking statements generally relate to future events or SBEA’s or the Company’s future financial or operating performance. For example, projections of future revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by SBEA and its management, and the Company and its management, as the case may be, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) SBEA’s ability to complete the business combination; (2) the outcome of any legal proceedings that may be instituted against SBEA, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; (3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of SBEA, to obtain financing to complete the business combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (5) the ability to meet stock exchange listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; (12) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated stockholder redemptions, purchase price and other adjustments; and (13) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SBEA’s final prospectus relating to its initial public offering dated February 25, 2021, in the registration statement on Form S-4 (the “Form S-4”) relating to the business combination to be filed with the Securities and Exchange Commission (“SEC”), and in subsequent filings with the SEC, including the final prospectus/proxy statement relating to the business combination. There may be additional risks that neither SBEA nor the Company presently know or that SBEA and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither SBEA nor the Company undertakes any duty to update these forward-looking statements or to inform the recipient of any matters of which any of them becomes aware of which may affect any matter referred to in this communication.

Additional Information about the Proposed Business Combination and Where to Find It

This communication is being made in respect of the proposed transaction involving SBEA and the Company. In connection with the proposed business combination, the Form S-4 is expected to be filed by a newly-formed holding company (“PubCo”) with the SEC that will include a proxy statement of SBEA and that will also include a prospectus of PubCo. SBEA’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE FORM S-4, INCLUDING THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE AMENDMENTS THERETO AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT SBEA, PUBCO, THE COMPANY AND THE PROPOSED BUSINESS COMBINATION. This communication does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of SBEA as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

SBEA, PubCo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from SBEA’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in SBEA is contained in SBEA’s final prospectus related to its initial public offering dated February 25, 2021, which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of SBEA in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination that will be filed on Form S-4 when available.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Contacts

MKA

Greg Marose / Charlotte Kiaie, 646-386-0091

gmarose@mkacomms.com / ckiaie@mkacomms.com

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